CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Templeton ETF Trust of our reports dated May 28, 2026, relating to the financial statements and financial highlights of Franklin International Core Dividend Tilt Index ETF, Franklin Emerging Market Core Dividend Tilt Index ETF, Franklin U.S. Core Dividend Tilt Index ETF, Franklin International Dividend Booster Index ETF, Franklin U.S. Dividend Booster Index ETF, Franklin U.S. Large Cap Multifactor Index ETF, Franklin U.S. Mid Cap Multifactor Index ETF, Franklin U.S. Small Cap Multifactor Index ETF, Franklin Disruptive Commerce ETF, Franklin Genomic Advancements ETF, Franklin Intelligent Machines ETF, Franklin Exponential Data ETF, Franklin Income Equity Focus ETF, Franklin Investment Grade Corporate ETF, Franklin Dynamic Municipal Bond ETF, Franklin Municipal Green Bond ETF, Franklin High Yield Corporate ETF, Franklin International Aggregate Bond ETF, Franklin Senior Loan ETF, Franklin U.S. Core Bond ETF, Franklin U.S. Treasury Bond ETF, Franklin Ultra Short Bond ETF, Franklin Systematic Style Premia ETF, Franklin FTSE Australia ETF, Franklin FTSE Brazil ETF, Franklin FTSE Canada ETF, Franklin FTSE China ETF, Franklin FTSE Germany ETF, Franklin FTSE India ETF, Franklin FTSE Japan ETF, Franklin FTSE Latin America ETF, Franklin FTSE Mexico ETF, Franklin FTSE Saudi Arabia ETF, Franklin FTSE South Korea ETF, Franklin FTSE Switzerland ETF, Franklin FTSE Taiwan ETF, Franklin FTSE United Kingdom ETF, Franklin FTSE Asia ex Japan ETF, Franklin FTSE Europe ETF, Franklin FTSE Eurozone ETF, Franklin FTSE Japan Hedged ETF, Franklin FTSE Russia ETF, BrandywineGLOBAL – Dynamic US Large Cap Value ETF, BrandywineGLOBAL – U.S. Fixed Income ETF, Franklin Focused Dynamic Growth ETF (formerly, Franklin Focused Growth ETF), Franklin Income Focus ETF, Franklin U.S. Equity Index ETF, Western Asset Bond ETF, Templeton International Insights ETF, Templeton Emerging Markets Debt ETF, Franklin Dividend Growth ETF, Franklin Small Cap Enhanced ETF, Franklin Multisector Income ETF, and Putnam International Stock ETF, which appear in Franklin Templeton ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 23, 2026